EXHIBIT 16



                                    November 5, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

            We have read Item 4 of Form 8-K/A dated November 5, 1999, of Classic Communications, Inc. and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              Very truly yours,


                              /s/ Ernst & Young LLP